UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 24, 2012

MERITAGE HOMES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17851 N. 85th Street, Suite 300, Scottsdale, Arizona		85255
(Address of Principal Executive Offices)		(Zip Code)

(480) 515-8100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information disclosed in response to Item 2.03 below is incorporated by reference as if fully set forth herein.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On July 24, 2012, Meritage Homes Corporation (the “Company”) entered into an unsecured, three-year revolving credit facility (the “Revolving Facility”) with JPMorgan Chase Bank, N.A., as administrative agent, and three other lenders named therein. The Revolving Facility provides for total lending commitments of up to $125 million (“Total Commitment”), $50 million of which will be available for letters of credit. In addition, the Revolving Facility has an accordion feature under which the Company may increase the Total Commitment up to a maximum aggregate amount of $150 million, subject to certain conditions, including the availability of additional bank commitments. The Revolving Facility matures July 24, 2015. At closing, substantially all of the Company’s 100% owned subsidiaries were guarantors of the Revolving Facility.

Borrowings under the Revolving Facility are unsecured but availability is subject to, among other things, a borrowing base. The Revolving Facility contains representations, warranties and covenants that the Company considers usual and customary for an agreement of this type. The Revolving Facility also contains certain financial covenants, including (a) a minimum tangible net worth requirement of $360.0 million (which amount is subject to increase over time based on subsequent earnings and proceeds from equity offerings), and (b) a maximum leverage covenant that prohibits the leverage ratio (as defined therein) from exceeding 60%. In addition, the Company is required to maintain either (i) an interest coverage ratio (EBITDA to interest expense, as defined therein) of at least 1.00 to 1.00 (increasing to 1.50 to 1.00 on January 1, 2013 and thereafter) or (ii) liquidity (as defined therein) of an amount not less than the Company’s consolidated interest incurred during the trailing 12 months.

The foregoing description is qualified in its entirety by reference to the Revolving Facility, a copy of which is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Credit Agreement, dated as of July 24, 2012, among Meritage Homes Corporation, JPMorgan Chase Bank, N.A., and the several lenders named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2012

MERITAGE HOMES CORPORATION

/s/ LARRY W. SEAY
By:	Larry W. Seay
Executive Vice President and Chief Financial Officer

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